UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2004

CANO PETROLEUM, INC.

(formerly Huron Ventures, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-50386	98 0401645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0760

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On May 26, 2004, Cano Petroleum, Inc. (formerly Huron Ventures, Inc.) (the “Registrant”, “we” or “us”) entered into an Agreement and Plan of Merger with Davenport Acquisition Corp., an Oklahoma corporation wholly-owned by the Registrant (“Subsidiary”), Davenport Field Unit Inc., a Texas corporation (“Davenport”), the shareholders of Davenport (the “Davenport Shareholders”), Cano Energy Corporation, a Texas corporation (“Cano”), and Big Sky Management Ltd., the Registrant’s principal stockholder (the “Merger Agreement”).

Under the terms of the Merger Agreement, we acquired 100 percent of Davenport’s stock in exchange for the issuance by us of 5,165,000 shares of our common stock (the “Acquisition Shares”) to the Davenport Shareholders (approximately 33% percent of our outstanding shares) and we agreed to place the sum of $1,650,000 into escrow to disbursed approximately as follows: (1) $428,000 to Cano on account of costs associated with the Davenport Property; (2) $355,000 in connection with a note that we assumed held by Bluebonnet Resources Corporation; and (3) $867,000 to field improvements and drilling on the Davenport Property.  Under the terms of the Merger Agreement we agreed to pay $150,000 cash as directed by the Davenport Shareholders.  This $150,000 is included in the sum of $1,650,000 that we placed in escrow. Pursuant to the Merger Agreement we agreed to change our name to Cano Petroleum, Inc. The Merger Agreement was closed effective May 28, 2004 and the name change was effected on June 3, 2004.

Davenport’s President, Mr. S. Jeff Johnson was appointed our Chief Executive Officer and President, Michael Ricketts, CPA, was appointed Chief Financial Officer and Secretary, and Thomas Cochrane was appointed Executive Vice-President (Oil & Gas Operations).

About Davenport

Cano incorporated Davenport under the laws of the State of Texas on May 20, 2002 as a corporation for the sole purpose of holding certain oil, gas and mineral leasehold estates and personal property related thereto located in Lincoln County, Oklahoma covering approximately 2,178 acres (the “Davenport Property”).

Cano is an independent energy company engaged in the acquisition, exploration and development of crude oil and natural gas properties in the United States controlled by Mr. Johnson. The Davenport Shareholders acquired Davenport from Cano for the purpose of entering into the Merger Agreement with us.

Davenport Property - History

The Davenport Property is a mature oil field that has previously undergone waterflood operations.

The field containing the Davenport Property was discovered in 1924. Waterflood operations were commenced in 1950. The initial well and subsequent three-year development, consisting of approximately 180 wells on 10-acre spacing, was the work of Magnolia Petroleum, one of the predecessors to ExxonMobil Corp.

Over the next twenty-five years, these 180 wells produced approximately 12,000,000 barrels of oil. The individual leases were then “unitized”, to form the Davenport Property, in March of 1950, for the purpose of implementing a secondary recovery project (waterflood). In order to waterflood the Davenport Property, “liners” (extensions to the production casing), were cemented in place to effectively inject water into the oil producing zone.

The waterflood operation accounted for an additional 10,000,000 barrels of oil production (bringing the total production of the field to 22,000,000 barrels of oil). The flood operated with no significant improvements being made after 1963. Uneconomic wells were plugged and abandoned, leaving only 62 wellbores today.

The Davenport Property was sold to Maurice Brown Co. in 1979. Maurice Brown Co. made a significant “find” in 1980, when it drilled three new wells inside the Property - wells #184, #185, and #186. Two of these wells, #184 and #185, found commercial oil production by drilling between the old producing wells; this is a practice called “down-spacing” or “infill drilling”, in this case from one well on each ten acres to one well on each five acres.

Davenport Property - Geology

The Davenport Property produces from the Prue Sandstone at approximately 3,450 feet, drilling depth. The Prue is of the Cherokee Group, Pennsylvanian age (285 to 325 million years old). Sand thickness in the reservoir averages 39 feet thick, with a maximum of over 60 feet thick, “pinching out” to less than 10 feet thick on the edges of the field. The sandstone oil reservoir is divided into three or more sand “lenses”, separated by shales or “tight” sandstone. The better-developed, more continuous sand lenses exhibit high porosity (20+ percent), and good permeability (50 to 200 millidarcies). These “better developed lenses” were probably most conducive to the early waterflood; less porous and permeable sandstone lenses were probably not “swept” or minimally “swept” by the flood. Many sand lenses were not even penetrated by most of the well bores because of antiquated drilling practices. The oil gravity is 48 degrees, which also is conducive to an excellent waterflood.

The Davenport Property, as a whole, is a “dome like” feature, surrounded by impermeable shales. Trapped oil cannot escape or “migrate” because of the “stratigraphic” type trap, and trapped oil can be more particularly located by the combined “structural” (dome like) nature of the trap. Remaining oil reserves in the Prue sandstone should be found on the top of the “dome” in multiple sandstone layers.

Plan of Operation

Our immediate plan of operation is to increase production from our Davenport Property by investing in field improvements and drilling new wells. Our long-term strategy is to concentrate on the acquisition of mature fields with established reserves that have declined to marginal production levels, but possess significant remaining upside exploitation potential. We plan to realize such potential through the implementation of various secondary and tertiary enhanced oil recovery operations, including water and chemical floods, infill drilling, reentries and recompletions of existing wells.

Sales and Revenue Distribution

The sole assets of Davenport consist of a 100% working interest and a 55% net revenue interest in the Davenport Property.

Davenport sells the production from its wells to one independent third party purchaser. We are paid at the prevailing posted price for Oklahoma sweet crude oil less certain marketing fees. We periodically review the price paid by our purchaser by comparing to other purchasers in the same area to ensure we are receiving a fair price for the crude oil production. Due to the number of possible purchasers, management does not believe that the loss of this purchaser would pose a significant risk to the continuity of Davenport’s operations. Davenport does not maintain significant inventories.

The following is a summary of Davenport’s operating results for the years ended March 31, 2004 and 2003:

	Years ended March 31,
	2004	2003
Oil Sales	$93,849	$111,535
Expenses	$(271,465)	$(141,171)
Net Loss	$(177,616)	$(29,636)

Competition

We compete with a number of other companies, including other independent operators which are more experienced and which have greater financial resources than us. We do not hold a significant competitive position in the oil and gas industry.

Compliance with Governmental Regulations

In the United States, legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Such laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. Inasmuch as legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, the Registrant is unable to predict the future cost or impact of complying with such laws and regulations.

The Registrant considers the cost of environmental protection a necessary and manageable part of its business. Management believes the Registrant will be able to plan for and comply with new environmental initiatives without materially altering the Registrant’s operating strategies.

Employees

As of May 28, 2004 Davenport did not have any employees. In connection with the Merger Agreement we have entered into employment agreements with Messrs. Johnson, Ricketts and Cochrane (see below) and have hired 4 additional full-time employees (all of whom who were formerly employees of Cano).

Employment Agreements

As required by the Merger Agreement, we have entered into the following Employment Agreements:

S. Jeff Johnson. Pursuant to the terms of an Employment Agreement dated May 28, 2004, we appointed Mr. Johnson as our Chief Executive Officer and President for a term of two years ending June 30, 2006. We also agreed to appoint Mr. Johnson to our board of directors, subject to compliance with applicable law. We agreed to pay Mr. Johnson a base salary of $250,000 during the first year of his agreement and $267,500 in the second year. In addition, we agreed to consider Mr. Johnson for an annual bonus (to be determined by our board of directors) of up to an additional $100,000 (to be paid in common stock based on the greater of $3.00 per share or the average closing price for the five days preceding the grant).

Michael Ricketts. Pursuant to the terms of an Employment Agreement dated May 28, 2004, we appointed Mr. Ricketts as our Chief Financial Officer and Secretary for a term of two years ending June 30, 2006. We also agreed to appoint Mr. Ricketts to our board of directors, subject to compliance with applicable law. We agreed to pay Mr. Ricketts a salary of $115,000 during the first year of his agreement and $123,050 in the second year.

Tom Cochrane. Pursuant to the terms of an Employment Agreement dated May 28, 2004, we appointed Mr. Cochrane as our Executive Vice-President (Oil & Gas Operation) for a term of two years ending June 30, 2006. We agreed to pay Mr. Cochrane a salary of $125,000 during the first year of his agreement and $133,750 in the second year as well as a $35,000 signing bonus.

Description of Property

Our principal executive offices are located at The Oil & Gas Commerce Building, 309 West 7th Street, Suite 1600, Fort Worth, TX 76102 and our telephone number is 817-698-0760. Our principal executive offices comprise approximately 6,317 square feet and are subject to a lease which expires on April 30, 2006 at a cost of $6,580.21 per month.

Voting Securities

Our authorized voting stock consists of 50 million shares of common stock, par value $.0001 per share, of which 16,982,204 shares were outstanding as of May 26, 2004.  The shareholders of our common stock are entitled to one vote per share.  On closing of the Merger Agreement, there were 15,647,204 shares of common stock outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Registrant’s Common Stock immediately after the acquisition and the return to treasury discussed below, by:

•      each person known to beneficially own more than five percent of the Common Stock;

•      each officer and director of the Registrant; and

•      all directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Class
S. Jeff Johnson c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	4,080,350	26.08%
Michael J. Ricketts c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	464,850	2.97%
Tom Cochrane c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	464,850	2.97%
Donnie Dale Dent c/o 309 West 7th Street, Suite 1600 Fort Worth, TX 76102	40,000.026%
Eric Boehnke 2121 Mathers Avenue West Vancouver, BC V6V 2H2	392,993	2.51%
All officers and directors, after completion of the Acquisition (five persons)	5,443,043	34.79%

Directors and Executive Officers

Appointment of New Directors and Executive Officers

Pursuant to the terms of the Merger Agreement we appointed S. Jeff Johnson as our Chief Executive Officer and President, Michael Ricketts as our Chief Financial Officer and Secretary and Tom Cochrane as our Executive Vice-President (Oil & Gas Operations). The Merger Agreement also provides that, subject to compliance with applicable law, we will appoint Messrs. Johnson and Ricketts as well as Donnie Dale Dent to our Board of Directors.  Mr. Eric Boehnke, resigned from our Board of Directors on June 25, 2004.

Set forth below is certain information with respect to these gentlemen, other than Mr. Boehnke:

S. Jeff Johnson. Mr. Johnson has over 15 years of experience in the oil & gas business. His career in the industry began in corporate finance, raising funds for oil and gas partnerships for Chesapeake Energy’s South Texas projects. In 1993, he initiated his first independent oil and gas exploration venture, and in 1997 arranged the purchase of Scope Operating, Inc. which he sold in 1998. Mr. Johnson is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners Association. Mr. Johnson serves on the Board of Directors of the Curtis Cokes Foundation, a Dallas, Texas-based non-profit organization that strives to improve the lives of inner-city youths and is an honorary co-chairman of House Majority Leader Tom Delay’s Business Advisory Council

Michael Ricketts. Mr. Ricketts is a Certified Public Accountant with 24 years of diversified accounting and finance experience with large public and private companies. Prior to joining the Registrant he served as Treasury Director and Controller with TNP Enterprises, Inc. and its subsidiaries Texas New Mexico Power Company and First Choice Power Company. Mr. Ricketts has also been employed by Union Pacific Resource Company, an integrated oil and gas company and KPMG. He is a member of the Texas Society of Certified Public Accountants and was a past two-term president of the Fort Worth Treasury Management Association. Mr. Ricketts received a Bachelor of Science degree in accounting from Arizona State University.

Tom Cochrane. Mr. Cochrane brings Cano Petroleum over fifteen years of experience in water flooding and CO2 flooding. Prior to joining the Registrant, Mr. Cochrane spent more than ten years as an engineer with ExxonMobil Oil. Mr. Cochrane’s expertise includes the coordination of injection and production logging, volumetric calculations, drill well candidate identification and review of proposed programs. Mr. Cochrane holds bachelors and masters degrees in Petroleum Engineering from the New Mexico Institute of Mining and Technology in Socorro, New Mexico.

Donnie Dale Dent. From 1995 to 1998, Mr. Dent served as President and CEO of RUSA Oil, Ltd., a company jointly formed by Dresser Industries and Petro-Hunt Corporation and engaged in the exploration and development of two large oil fields in Siberia. Prior to 1995, he served as Executive Vice President at OKC Limited Partnership. From 1991 to 1998 he acted in the capacity of General Director of Khantymansiysknnefthunt, a Russo-American oil and gas joint venture. Prior to 1991, he was President of Box Energy Corporation. Mr. Dent has also served as General Counsel at Mesa Petroleum Corporation and as a staff attorney for Gulf Oil Corporation. Mr. Dent sits on the Board of Directors of Southwest Christian College and is Chairman of the school’s Audit Committee. He received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University, and a law degree from the University of Tulsa.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Registrant’s executive officers and directors and persons who own more than 10% of a registered class of the Registrant’s equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Registrant with copies of all such reports they file.

Based solely upon the review of copies of such forms received by it, or on written representations from certain reporting persons that other filings were required for such persons, the Registrant believe that, during the nine month period ended March 31, 2004, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Compensation of Directors

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

Executive Compensation

The following table sets forth in summary form the compensation received by our Chief Executive Officer and other officers earning in excess of $100,000, for the last three fiscal years of the Registrant.

Name and Principal Position					Long-Term Compensation			All Other Compensation
	Annual Compensation				Restricted Stock Awarded	Warrants and Options	LTIP Payouts
		Annual Salary		Other Annual Compensation
	Year		Bonus
($)
Eric Boehnke President and Chief Executive Officer	2003	0	0	0	0	0	0	0

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Merger Agreement

Effective May 28, 2004 and pursuant to the Merger Agreement we acquired all of the ownership interest in Davenport, the sole assets of which consist of a 100% working interest and a 55% net revenue interest in certain oil, gas and mineral leasehold estates and personal property related thereto located in Lincoln County, Oklahoma covering approximately 2,178 acres (the “Davenport Property”).

The remaining 45% net revenue interest in the Davenport Property is held, as to approximately 18%, by Cano and, as to approximately 17.5%, by Bluebonnet Resources Corporation, a former owner of the Davenport Property. The remaining 9.5% is held by over thirty unrelated individuals and corporations.

As consideration, we issued to the Davenport Shareholders a total of 5,165,000 shares of our common stock (the “Acquisition Shares”) and, pursuant to the instructions of the Davenport Shareholders, paid the sum of $150,000 to Cano. In addition to the acquisition of Davenport, we acquired all of Cano’s right title and interest in and to the name “Cano” from Cano and agreed to manage the business of Cano on a cost plus 10% basis.

Management Group Stock Pool

Pursuant to the terms of the Merger Agreement, the Davenport Shareholders have agreed to place the 5,165,000 shares of our common stock received by them into escrow pursuant to the terms of a Management Stock Pool Agreement between us and the Davenport Shareholders. The Management Stock Pool Agreement has the following terms:

•

In the event that either of Messrs. Johnson. Ricketts or Cochrane (the “Executive Davenport Shareholders”) resign prior to May 28, 2005, or in the event that any of the other Davenport Shareholders (the “Non-Executive Davenport Shareholders”) cease to be employees or directors of the Registrant prior to May 28, 2006, all of the Acquisition Shares issued to such shareholder will be cancelled and returned to treasury.

•

One half of the Acquisition Shares issued to each Executive Davenport Shareholder will be released to that Executive Davenport Shareholder on May 28, 2005. This release will be accelerated in the event that an Executive Davenport Shareholders is terminated without cause or resigns for good reason prior to May 28, 2005.

•	All of the Acquisition Shares issued to each Non-Executive Davenport Shareholder remaining in escrow will be released to that Non-Executive Davenport Shareholder on May 28, 2006.

•	The remaining one half of the Acquisition Shares (the “Performance Shares”) will be released to the Executive Davenport Shareholders as follows (the “Performance Milestones):

•

in the event that the Registrant achieves both of the following performance milestones at June 30, 2005 or September 30, 2005 one half of the Performance Shares issued to a particular Executive Davenport Shareholder are to be released from escrow:

		•	the Registrant has proven reserves of not less than 2,494 MBOE, and

		•	the Registrant has achieved a thirty day average barrel of oil per day production rate of not less than 1,547 barrels of oil per day.

•

in the event that the Registrant achieves both of the following performance milestones at June 30, 2006 one half of the Performance Shares issued to a particular Executive Davenport Shareholder are to be released from escrow:

		•	the Registrant has proven reserves of not less than 2,833 MBOE, and

		•	the Registrant has achieved a thirty day average barrel of oil per day production rate of not less than 1,521 barrels of oil per day.

•

In addition, in the event that the Registrant has proven reserves of not less than 3,777 MBOE at June 30, 2006 and has achieved a thirty day average barrel of oil per day production rate of not less than 2,028 barrels of oil per day at June 30, 2006, all of the Performance Shares are to be released.

•	Any Performance Shares not released from escrow above will be returned to treasury on or before October 31, 2006.

Investment Escrow Agreement

Pursuant to the terms of the Merger Agreement we agreed to place the sum of $1,650,000 into escrow to be disbursed approximately as follows:

•      $428,000 to Cano on account of costs associated with the Davenport Property

•      $355,000 to Bluebonnet Resources Corporation on account of monies due to it on account of the Davenport Property

•      $867,000 to field improvements and drilling on the Davenport Property.

Operating Arrangement

Pursuant to the terms of the Merger Agreement we also agreed to hire Vaca Operating LLC, an affiliate of Cano, to act as operator for the Davenport Property until August 31, 2004.  Vaca Operating LLC operated the Davenport Property from approximately June 1, 2004 through June 30, 2004.  Vaca Operating LLC no longer operates the Davenport Property.

Return to Treasury and Debt Forgiveness Agreement

Pursuant to the terms of the Merger Agreement our principal stockholder, Eric Boehnke, agreed to return to treasury of the Registrant a total of 6,500,000 shares of common stock and forgive debts owed to him by the Registrant in the amount of $70,000. As a result of the forgoing, Eric Boehnke will retain 392,993 common shares.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

In order to enhance the Registrant’s appeal to a potential merger candidate, in March 2004 the Registrant’s President recommended to the holders of the Registrant’s Series A Convertible Preferred Stock that they convert their shares into common stock at a price of $0.06 per share. In May 2004 all of the holders of Series A Convertible Preferred Stock submitted conversion notices to convert their preferred shares into an aggregate of 10,000,000 shares of the Registrant’s common stock.

Concurrent with the closing of the Merger Agreement, the Registrant closed a financing with gross proceeds to the Registrant of $2,000,000 through the issuance of 2,000 shares of non-voting Series B Convertible Preferred Stock at a price of $1,000 per share. Each share of Series B Convertible Preferred Stock is convertible, at any time, by the holder into shares of the Registrant’s common stock at a price of $3.00 per share, subject to downward adjustment in the event that:

•      the Registrant issues any common stock or securities convertible into common stock at an effective price of less than $3.00 per share until May 28, 2006, in which case the effective price shall be that lower price; and

•      the Registrant fails to meet the Performance Milestones as required by the Management Stock Pool Stock Agreement (or the terms thereof are amended with the effect of reducing or eliminating the Performance Milestones), in which case the effective price shall be the lesser of (i) $3.00 per share or (ii) the average trailing five day bid price of the Registrant’s common stock on the over-the-counter Bulletin Board, less a 25% discount.

The shares of Series B Convertible Preferred Stock were issued in reliance upon the exemption from registration provided by Regulation S. The Registrant has also granted to the holders of the Series B Convertible Preferred Stock demand registration rights.

The Registrant has undertaken a financing with gross proceeds to the Registrant of up to $8,000,000 through the issuance of up to 8,000 shares of non-voting Series C Convertible Preferred Stock at a price of $1,000 per share. Each share of Series C Convertible Preferred Stock is convertible, at any time, by the holder into shares of the Registrant’s common stock at an effective price of $3.75 per share, subject to adjustments downwards in the event that:

•      the Registrant issues any common stock or securities convertible into common stock at an effective price of less than $3.75 per share until the date which is two years from issuance of the Series C Convertible Preferred Stock , in which case the effective price shall be that lower price; and

•      the Registrant fails to meet the Performance Milestones as required by the Management Stock Pool Stock Agreement (or the terms thereof are amended with the effect of reducing or eliminating the Performance Milestones), in which case the effective price shall be the lesser of (i) $3.75 per share or (ii) the average trailing five day bid price of the Registrant’s common stock on the over-the-counter Bulletin Board, less a 25% discount.

The Registrant will also grant to the holders of the Series C Convertible Preferred Stock demand registration rights.

ITEM 6.     RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired:

Audited Financial Statements of Davenport Field Unit LLC.

(b)	Pro forma financial information:

Pro-forma combined financial statements of the Registrant and Davenport Field Unit LLC.

(c)	Exhibits:

2.1

Agreement and Plan of Merger made as of the 26th day of May 2004, by and among Huron Ventures, Inc. Davenport Acquisition Corp., Davenport Field Unit Inc., the shareholders of Davenport Field Unit Inc., Cano Energy Corporation and Big Sky Management Ltd. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on June 8, 2004).

	2.2	Management Stock Pool Agreement.

	2.3	Investment Escrow Agreement.

	4.1	Certificate of Designation for Series B Convertible Preferred Stock (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on June 8, 2004).

	4.2	Certificate of Designation for Series C Convertible Preferred Stock (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on July 15, 2004).

	10.1	Employment Agreement of S. Jeff Johnson.

	10.2	Employment Agreement of Michael Ricketts.

	10.3	Employment Agreement of Tom Cochrane.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.     REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.     AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.     TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2004

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer

DAVENPORT FIELD UNIT LLC

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITOR’S REPORT

MARCH 31, 2004 AND 2003

INDEPENDENT AUDITOR’S REPORT

To the Members
Davenport Field Unit LLC
Fort Worth, Texas

We have audited the accompanying balance sheets of Davenport Field Unit LLC as of March 31, 2004 and 2003, and the related statements of operations and member’s equity, and cash flows for each of the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davenport Field Unit LLC as of March 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

“Hein & Associates LLP”

Hein & Associates LLP
Dallas, Texas
May 26, 2004

DAVENPORT FIELD UNIT LLC

BALANCE SHEETS

	MARCH 31,
	2004	2003
ASSETS

CURRENT ASSETS:
Cash	$77	$77
Receivable from Cano Energy Company	4,000	—
Total current assets	4,077	77

OIL AND GAS PROPERTIES, successful efforts method
Leasehold costs	689,447	617,000
Equipment	63,025	55,000
	752,472	672,000
Less: accumulated depletion	(48,467)	(27,723)
Net oil and gas properties	704,005	644,277

Total assets	$708,082	$644,354

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Payable to Vaca Operating Company	$67,051	$1,890
Notes payable – Bluebonnet Resources Corporation	377,269	590,000
Total current liabilities	444,320	591,890

LONG-TERM LIABILITIES -
Asset retirement obligations	82,197	—

COMMITMENTS AND CONTINGENCIES(Notes 3 and 5)

MEMBER’S EQUITY:
Contributions	388,817	82,100
Retained earnings	(207,252)	(29,636)
Total member’s equity	181,565	52,464

Total liabilities and member’s equity	$708,082	$644,354

See accompanying notes to these financial statements.

2

DAVENPORT FIELD UNIT LLC

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY

	TWELVE MONTHS ENDED MARCH 31,
	2004	2003

OIL SALES	$93,849	$111,535

EXPENSES:
Lease operating expenses	184,010	113,425
Accretion of asset retirement obligations	7,821	—
Depletion	20,118	27,723
Interest and other	51,961	23
Total expenses	263,910	141,171

NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(170,061)	(29,636)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(7,555)	—

Net loss	$(177,616)	$(29,636)

MEMBER’S EQUITY, beginning of period	$52,464	$—
Contributions	306,717	82,100
MEMBER’S EQUITY, end of period	$181,565	$52,464

See accompanying notes to these financial statements.

3

DAVENPORT FIELD UNIT LLC

STATEMENTS OF CASH FLOWS

	TWELVE MONTHS ENDED MARCH 31,
	2004	2003

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(177,616)	$(29,636)
Adjustments needed to reconcile net cash flow used in operations:
Accretion of asset retirement obligation	7,821
Depletion	20,118	27,723
Cumulative effect of change in accounting principle	7,555

Changes in assets and liabilities relating to operations:
Accounts receivable	(4,000)
Accounts payable	65,161	1,890
Interest payable	17,269
Net cash used in operations	(63,692)	(23)

CASH FLOW FROM INVESTING ACTIVITIES -
Acquisition of properties	(13,025)	(22,000)

CASH FLOW FROM FINANCING ACTIVITIES:
Notes payable repayments	(230,000)	(60,000)
Member’s contributions	306,717	82,100
Net cash provided by financing activities	76,717	22,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	77

CASH AND CASH EQUIVALENTS, beginning of period	77	—

CASH AND CASH EQUIVALENTS, end of period	$77	$77

NON-CASH TRANSACTION:
Acquisition of property for notes payable	$—	$650,000

CASH PAID FOR INTEREST	$34,692	$—

See accompanying notes to these financial statements.

4

DAVENPORT FIELD UNIT LLC

NOTES TO FINANCIAL STATEMENTS

1.             ORGANIZATION

Davenport Field Unit LLC (“Davenport”) is a privately held, single member limited liability corporation organized in Texas. Davenport’s only member and managing member is Cano Energy Corporation (“Cano”). Davenport is engaged in the acquisition, development, operation, and exploration of oil and natural gas properties located in Oklahoma. Davenport is currently contemplating a merger with Huron Ventures, Inc. If the merger is successful, the surviving entity is expected to become a publicly traded company.

Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Davenport. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. Significant assumptions are required in the valuation of proved oil & gas reserves, which may affect the amount at which oil & gas properties are recorded. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Oil and Gas Properties and Equipment

We follow the successful efforts method of accounting, capitalizing costs of successful exploratory wells and expensing costs of unsuccessful exploratory wells. Exploratory geological and geophysical costs are expensed as incurred. All developmental costs are capitalized. We generally pursue acquisition and development of proved reserves as opposed to exploration activities. A significant portion of the property costs reflected in the accompanying balance sheets are from the acquisition of producing properties from another oil and gas company. Davenport had capitalized costs for its oil and gas properties of $752,472 at March 31, 2004 and $672,000 at March 31, 2003.

Depreciation, depletion and amortization of producing properties is computed on the units-of-production method based on estimated proved oil and gas reserves. Repairs and maintenance are expensed, while renewals and betterments are generally capitalized.

If conditions indicate that long-term assets may be impaired, the carrying value of property is compared to management’s future estimated pre-tax cash flow from the properties. If impairment is necessary, the asset carrying value is written down to fair value. Cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Impairment of individually significant undeveloped properties is assessed on a property-by-property basis, and impairment of other undeveloped properties is assessed and amortized on an aggregate basis.

Asset Retirement Obligation

Effective April 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 provides that, if the fair value for asset retirement obligation can be reasonably estimated, the liability should be recognized in the period when it is incurred. Oil and gas producing companies incur this liability upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of discount of the estimated liability is recorded as an expense in the income statement.

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Cash and Cash Equivalents

Cash equivalents are considered to be all highly liquid investments having an original maturity of three months or less.

Revenue Recognition

Oil revenues are recognized when Davenport’s share of oil production is sold. The oil production is purchased by a single, independent crude oil purchaser. We believe that alternative purchasers are available, if necessary, to purchase production at prices substantially similar to those received from our current purchaser.

Income Taxes

Davenport is a limited liability company for tax purposes, and thus does not incur income taxes. Instead, its earnings and losses are included in the separate tax return of its member. These financial statements, therefore, do not reflect a provision for income taxes.

Liquidity

As reflected in the accompanying financial statements, Davenport has incurred a net loss in the last two years and has negative working capital. Cano has historically provided working capital to fund operations through contributions, and intends to continue to do so as necessary.

2.             RELATED PARTY TRANSACTIONS

Vaca Operating Company (“Vaca”) is an affiliated company of Davenport, which is responsible for the operations of the Davenport producing properties. As of March 31, 2004 and 2003, Vaca was owed $67,051 and $1,890, respectively, resulting from production operations.

As of March 31, 2004, current amounts due from Cano totaled $4,000. All equity contributions to date were made by Cano. Additionally, $150,000 of Cano’s contributions to Davenport were funded with investor notes payable by Cano to such investors. As part of those notes, these investors were granted a 1/8 th override royalty interest in Davenport’s producing properties, and the notes require that Cano repay them in full in the event that the Davenport properties are sold to an unrelated entity. Davenport’s properties are not specifically designated as collateral for these notes, and based on the terms, repayment of these notes is the sole responsibility of Cano.

3.             NOTES PAYABLE

In May 2002, Davenport purchased its oil and gas properties from Bluebonnet Resources in exchange for a $650,000 note payable. Interest is due monthly at a rate of 10% , with all principal and unpaid interest due at maturity in May 2004. All payments to date have been made by Cano on Davenport’s behalf. At March 31, 2004 and 2003, the unpaid balance was $377,269 and $590,000, respectively.

4.             ASSET RETIREMENT OBLIGATION

Effective October 1, 2002, we adopted SFAS No. 143, Accounting for Asset Retirement Obligations. Our asset retirement obligation primarily represents the estimated present value of the amount we will incur to plug, abandon and remediate our producing properties at the end of their productive lives, in accordance

6

with applicable state laws. We determine our asset retirement obligation by calculating the present value of estimated cash flows related to the liability. As of the April 1, 2003, adoption date of SFAS 143, we recorded a long-term liability for asset retirement obligation of $74,376, an increase in property cost of $67,447, an increase to accumulated depletion of $626 and a cumulative effect of accounting change of $7,555.

The following is a reconciliation of the asset retirement obligation for the period ended March 31, 2004:

Asset retirement obligation, April 1, 2003	$74,376
Liabilities incurred during the period	—
Liabilities settled during the period	—
Accretion of discount	7,821
Asset retirement obligation, March 31, 2004	$82,197

Because we acquired the oil and gas properties related to the asset retirement obligations in April 2002, there would have been no asset retirement obligation at April 1, 2002, if we had adopted SFAS No. 143 as of that date. The estimated pro forma effect of adoption on 2004 and 2003 net income and earnings per share is not material.

5.             COMMITMENTS AND CONTINGENCIES

Litigation

Occasionally, we are involved in various lawsuits and certain governmental proceedings arising in the ordinary course of business. Our management and legal counsel do not believe that the ultimate resolution of such matters, will have a material effect on our financial position or results of operations, although an unfavorable outcome could have a material adverse effect on the operations of a given interim period or year.

Other

To date, our expenditures to comply with environmental or safety regulations have not been significant and are not expected to be significant in the future. However, new regulations, enforcement policies, claims for damages or other events could result in significant future costs.

6.             S UPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

All of our operations are directly related to oil and gas producing activities located in the Oklahoma.

Proved Reserves

Our proved oil and gas reserves have been estimated by independent petroleum engineers. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development

7

drilling and production history and from changes in economic factors. The reserve information is as follows:

Oil (Barrels)
Reserves at April 1, 2002	76,600
Production	(3,100)
Reserves at March 31, 2003	73,500
Production	(2,200)
71,300

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Year-end prices are not adjusted for the effect of hedge derivatives. Discounted future net cash flows are calculated using a 10% rate.

As of March 31, 2004, estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs. Such abandonment costs are recorded as a liability on the consolidated balance sheet, using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

The standardized measure does not represent management’s estimate of our future cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates. Quantity estimate revisions are primarily the result of the extended economic life of proved reserves and proved undeveloped reserve additions attributable to increased development activity.

The average realized oil prices for the twelve months ended March 31, 2004 and 2003 were $30.23 and $26.07, respectively. The standardized measure of discounted estimated future net cash flows related to proved oil reserves at March 31, 2004 and 2003 is as follows:

	2004	2003

Future cash inflows	$2,283,000	$2,377,000
Future production and development costs	1,224,000	1,408,000
Future net cash flows, before income tax	1,059,000	969,000
Future income taxes	—	—
Future net cash flows	1,059,000	969,000
10% annual discount	(533,000)	(503,000)
Standardized measure of discounted net cash flows	$526,000	$466,000

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The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended March 31, 2004 and 2003, were as follows:

	2004	2003

Beginning of year	$466,000	$162,000
Sales of oil produced, net of production costs	(121,000)	(38,000)
Effect of change in prices	45,000	290,000
Accretion of estimates and other	46,000	16,000
Revisions of estimates and other	90,000	36,000
End of year	$526,000	$466,000

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9

CANO PETROLEUM, INC.

UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements were prepared to present the effect of the merger of Huron Ventures, Inc. (“Huron”) and the Davenport Field Unit (“Davenport”).

Effective with the merger, Huron changed its name to Cano Petroleum, Inc. (“Cano”).  The amounts reported on Huron’s 10-QSB/A filed for the first quarter of 2004 are presented in the unaudited pro forma combined financial statements under Cano Petroleum historical amounts.

The unaudited pro forma combined balance sheet of Cano as of March 31, 2004, gives effect to the merger as if it had occurred on March 31, 2004.

The unaudited pro forma combined statement of operations of Cano as of March 31, 2004, gives effect to the merger as if it had occurred on April 1, 2003.

The unaudited pro forma combined financial statements of Cano have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only. The unaudited pro forma combined financial statements of Cano are presented based on the historical consolidated statements of Cano (formerly Huron) and Davenport, and should be read in conjunction with such financial statements and the related notes thereto.

The unaudited pro forma combined financial statements of Cano are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ.  The unaudited pro forma combined financial statements of Cano are not necessarily indicative of the financial results that would have occurred had the merger been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

UNAUDITED PRO FORMA COMBINED

BALANCE SHEET

As of March 31, 2004

	Cano Petroleum Historical Amounts	Davenport Field Unit Historical Amounts	Pro Forma Adjustment		Combined Pro Forma Amounts
ASSETS

Current assets
Cash and cash equivalents	$2,830	$77	$1,926,556	(b)	$1,124,179
			(805,284	)(c)
Receivable from Cano Energy Company	—	4,000	—		4,000
Total current assets	2,830	4,077	1,121,272		1,128,179

Oil and gas properties, successful efforts method, less accumulated depletion	—	704,005	57,995	(a)	762,000
Goodwill	—	—	121,404	(a)	121,404
TOTAL ASSETS	$2,830	$708,082	$1,300,671		$2,011,583

LIABILITIES AND (DEFICIENCY IN)
SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$3,500	$—	$17,500	(b)	$21,000
Payable to Vaca Operating Company	—	67,051	360,964	(a)	—
			(428,015	)(c)
Advance from related party	70,000	—	(70,000	)(d)	—

Notes payable - Bluebonnet Resources Corporation	—	377,269	(377,269	)(c)	—
Total current liabilities	73,500	444,320	(496,820)		21,000

Long-term liabilities
Asset retirement obligations	—	82,197	—		82,197
Commitments and contingencies	—	—	—		—
(Deficiency in) shareholders’ equity
Preferred stock
Series A, no shares issued or outstanding	—	—	—	(e)	—
Series B; 8,000 shares authorized and 2,000 shares issued and outstanding	—	—	1,909,056	(b)	1,909,056
Common stock, par value $.0001 per share;	698	—	1,000	(e)	2,215
50,000,000 authorized; 15,647,204 issued and outstanding at March 31, 2004			517	(a)
Additional paid-in capital	6,249,754	388,817	(388,817	)(a)	8,572,487
			2,323,733	(a)
			(1,000	)(e)
(Accumulated deficit) Retained Earnings	(6,321,122)	(207,252)	207,252	(a)	(6,251,122)
			70,000	(d)
Deferred compensation	—	—	(2,324,250	)(a)	(2,324,250)

Treasury stock at cost, 6,500,000 shares	—	—	—	(d)	—
Total (deficiency in) shareholders’ equity	(70,670)	181,565	1,797,491		1,908,386
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$2,830	$708,082	$1,300,671		$2,011,583

See Notes to Unaudited Pro Forma Combined Financial Statemetns.

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

Twelve Months Ended March 31, 2004

	Cano Petroleum Historical Amounts	Davenport Field Unit Historical Amounts	Pro Forma Adjustment		Combined Pro Forma Amounts

Operating Revenues:
Crude Oil and Natural Gas Sales	$—	$93,849	$—		$93,849

Operating Expenses:
Lease operating expenses	—	184,010	—		184,010
Selling, general, and adminstrative	88,009	—	1,162,125	(g)	1,250,134
Accretion of asset retirement obligations	—	7,821	—		7,821
Depletion and depreciation	—	20,118	2,690	(f)	22,808
Total expenses	88,009	211,949	1,164,815		1,464,773

Operating Income (Loss)	(88,009)	(118,100)	(1,164,815)		(1,370,924)

Interest Charges and Other Income and Deductions	—	(51,961)	—		(51,961)

Net Income (Loss) Before Cumulative Effect of Change in Accounting Principle	(88,009)	(170,061)	(1,164,815)		(1,422,885)

Cumulative Effect of Change in Accounting Principle	—	(7,555)	—		(7,555)

Net Income (Loss)	$(88,009)	$(177,616)	$(1,164,815)		$(1,430,440)

See Notes to Unaudited Pro Forma Combined Financial Statemetns.

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

(a)           To record the merger of Huron and Davenport pursuant to the Agreement and Plan of Merger dated May 26, 2004.

Calculation of Purchase Price:
• Cash	$1,000
• Cano Petroleum common stock	2,324,250
• Asset Retirement Obligations	82,197
• Notes Payable to Bluebonnet Resources	377,269
• Assurance of Payment of Indebtedness	427,015
• Total Purchase Price	$3,211,731

Allocation of Purchase Price:
• Accounts Receivable	$4,000
• Cash	77
• Oil & Gas Properties	762,000
• Goodwill	121,404
• Deferred compensation	2,324,250
$3,211,731

Oil & Gas Properties, net of accumulated depletion	704,005
Increase in Oil & Gas Properties	$57,995

The purchase price calculation and allocation are subject to changes based on financial activity that occurred after March 31, 2004 and the fair market valuation of oil and gas properties.  These amounts are expected to be finalized for the Company’s year end reporting period, which is June 30, 2004.

(b)           To record cash received from the issuance of $2 million of Series B preferred stock, net of issuance costs.

(c)           To record payments for amounts due to Bluebonnet Resources and Vaca Operating Company / Cano Energy Company as required by the Agreement and Plan to Merger dated May 26, 2004.

(d)           To record forgiveness of debt aggregating $70,000 and to recognize the return of 6,500,000 shares of Huron stock to treasury, pursuant to the Agreement and Plan to Merger dated May 26, 2004.

(e)           To record the conversion of all Series A convertible preferred stock into 10,000,000 shares of Cano common stock.

(f)            To record additional depletion expense on the additional costs allocated to producing properties as shown in note (a). The effective depletion rate for Cano Petroleum was 3.0% for the twelve months ended March 31, 2004.

(g)           To record a full year amortization expense for deferred compensation of $1,162,125.

Pro Forma Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

The following tables present certain unaudited pro forma information concerning Cano’s proved oil reserves at March 31, 2004,

giving effect to the merger with Davenport as if it had occurred on April 1, 2003. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.

The following reserve data represent estimates only and should not be construed as being exact.  The proved oil reserve information is as of March 31, 2004 and reflects prices and costs as of that date.

Reserves:

	Davenport Oil (Barrels)	Cano Pro Forma
Reserves at March 31, 2003	73,500	73,500
Production	(2,200)	(2,200)
Reserves at March 31, 2004	71,300	71,300

Standardized Measure of Discounted Future Cash Flows:

	Davenport	Cano Pro Forma
Future cash inflows	$2,283,000	$2,283,000
Future production and development costs	1,224,000	1,224,000
Future net cash flows, before income taxes	1,059,000	1,059,000
Future income taxes	—	—
Future net cash flows	1,059,000	1,059,000
10% annual discount	(533,000)	(533,000)
Standardized measure of discounted net cash flows	$526,000	$526,000

Changes in Standardized Measure of Discounted Future Cash Flows:

	Davenport	Cano Pro Forma
Balance at April 1, 2003	$466,000	$466,000
Sales of oil produced, net of production costs	(121,000)	(121,000)
Effect of change in prices	45,000	45,000
Accretion of estimates and other	46,000	46,000
Revisions of estimates and other	90,000	90,000
Balance at March 31, 2004	$526,000	$526,000

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